UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
January 30, 2009
Date of Report (Date of earliest event reported)
Actuate Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-24607	94-3193197
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2207 Bridgepointe Parkway
Suite 500
San Mateo, California 94404
(Address of principal executive offices) (Zip Code)

650-645-3000
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On January 30, 2009, the board of directors (the “Board”) of Actuate Corporation (the “Company”) adopted and approved, effective immediately, amended and restated Bylaws of the Company (the “Amended and Restated Bylaws”). The Amended and Restated Bylaws revise and update, among other things, the procedures for stockholders to propose business or nominations for election of directors to be considered at annual or special meetings, which are referred to as “advance notice provisions.” The new advance notice provisions of Amended and Restated Bylaws, among other things:
•	require stockholders to provide advance notice of stockholder proposals or nominations of directors at an annual meeting, and such advance notice must be delivered to the principal executive office of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, subject to certain conditions;

•	provide that the procedures and requirement set forth in the advance notice provisions are the exclusive means for a stockholder to propose business, including nomination of candidates to be elected as directors of the Company, at a stockholder meeting, other than matters properly brought under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	require stockholders making proposals or nominations to disclose, among other things, all ownership interests, hedges, short positions, economic and profit incentives and rights to vote with respect to any security of the Company;

•	require stockholders nominating directors to disclose the same information about a proposed director nominee that would be required if such director nominee were submitting a proposal and any material relationships between the stockholder proponents and their affiliates, on the one hand, and the director nominees and their affiliates, on the other hand, and to respond to a questionnaire concerning the director nominee’s background and qualifications;

•	require stockholders making proposals or nominations to provide a reasonably detailed description of all agreements, arrangements and understandings between proposing persons and other stockholders of the Company in connection with the proposed business or nomination;

•	require that the additional disclosures discussed above be updated and supplemented, if necessary, so as to be accurate as of the record date for a meeting and as of shortly prior to the meeting;
          These advance notice provisions are effective immediately and stockholders must comply with such provisions for the 2009 annual meeting of stockholders of the Company.
          In addition to adding the advance notice provisions, the Amended and Restated Bylaws also amends the Company’s existing bylaws to, among other things:
•	revise the procedure for special meeting of stockholders to provide that only the chairman, chief executive officer or the board of directors of the Company may call a special meeting of stockholders;

•	provide that any meeting of stockholders may be adjourned solely by the chairman of the meeting, whether or not a quorum is present;

•	change the threshold for achieving quorum at stockholders meeting to provide that holders of a majority in number of total outstanding shares of stock of the Company entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum unless otherwise provided by law, certificate of incorporation or bylaws;

•	change the voting requirement at stockholders meeting to provide that any matter other than election of directors shall be decided by the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote thereon, except when a different vote is required by law, certificate of incorporation or bylaws, in order to be more consistent with applicable provisions in Delaware General Corporation Law;

•	clarify the process for determining record date for stockholder meetings in cases where no record date is fixed by the Company;

•	eliminate the indemnification provision; and

•	provide specifically for the issuance of capital stock of the Company in uncertificated form.
            A copy of the Amended and Restated Bylaws is attached hereto as Exhibit 3.1 and incorporated herein by reference. The foregoing description of the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Actuate Corporation a Delaware Corporation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2009	Actuate Corporation

	By:	/s/ Thomas McKeever
	Name:	Thomas McKeever
	Title:	General Counsel, VP of Corporate Development

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Actuate Corporation a Delaware Corporation